UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2007
ENTERPRISE GP HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-32610 (Commission File Number)	13-4297064 (I.R.S. Employer Identification No.)
1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Unless the context requires otherwise, references to “we,” “us,” “our,” “Partnership,” or “Enterprise GP Holdings” within the context of this Current Report on Form 8-K refer to Enterprise GP Holdings L.P.
     ETE Securities Purchase Agreement and Related Agreements
     ETE Securities Purchase Agreement. On May 7, 2007, we entered into a Securities Purchase Agreement (the “ETE Purchase Agreement”) by and among us, Natural Gas Partners VI, L.P. (“NGP”), Ray C. Davis (“Davis”), Avatar Holdings, LLC (“Avatar LLC”), Avatar Investments, LP (“Avatar LP”), Lon Kile (“Kile”), MHT Properties, Ltd. (“MHT Properties”) and P. Brian Smith Holdings, LP (“Smith Holdings”), and LE GP, LLC, a Delaware limited liability company (the “ETE General Partner”), pursuant to which we purchased Equity Units representing membership interests (the “GP Interests”) of the ETE General Partner, which is the general partner of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), from Davis and NGP, and common units representing limited partner interests of ETE (“ETE Common Units”) from Davis, Avatar LLC, Avatar LP, NGP, Kile, MHT Properties and Smith Holdings. Following the transaction, including a redemption of certain Equity Units of the ETE General Partner in exchange for ETE Common Units, we own approximately 34.9% of the membership interests in the ETE General Partner and 38,976,090 ETE Common Units representing approximately 17.6% of the outstanding limited partner interests in ETE. The ETE General Partner currently owns an approximate 0.3% general partner interest in ETE. We paid approximately $1.65 billion in cash to the sellers for these interests at the closing on May 7, 2007.
     LE GP, LLC Amended and Restated Limited Liability Company Agreement. In connection with the ETE Purchase Agreement, we entered into an Amended and Restated Limited Liability Company Agreement of the ETE General Partner (the “LE GP LLC Agreement”). Pursuant to the LE GP LLC Agreement, we have the right to acquire additional equity units representing membership interests of the ETE General Partner (“GP Equity Units”) issued by the ETE General Partner in accordance with the proportion of our membership interest to the total number of GP Equity Units outstanding as of the date of the determination (the “Sharing Ratio”). In addition, we have a right of first refusal in the event another member elects to sell all or a portion of its membership interest unless such transfer is a permitted transfer under the LE GP LLC Agreement.
     In addition, if any members owning 80% or more of the membership interests propose to transfer 80% or more of the outstanding membership interests, such members may at their option require all members to transfer an amount equal to their Sharing Ratio multiplied by a fraction, the numerator being the number of units proposed to be sold and the denominator being the total number of units outstanding as of the date of such determination (the “Drag-Along Right”). If any members propose to transfer 50% or more of the outstanding membership interests in a sale to a third party, then each member may elect, at its option, to transfer an amount of its GP Equity Units to the third party determined by multiplying its GP Equity Units by a fraction, the numerator of which is the maximum number of GP Equity Units that the third party buyer is willing to purchase and the denominator of which is the number of GP Equity Units held by all members electing to participate in the sale (the “Tag-Along Right”).
     In the event any member or its affiliates sells or otherwise disposes of at least 10% of the ETE Common Units owned, directly or indirectly, by such member as of the date of the LE GP LLC Agreement, other than through transfers to wholly-owned affiliates of such member, the other members have the right to purchase a portion of the units held by such member (the “Purchase Option”). The number of GP Equity Units that a member may purchase pursuant to the Purchase Option will be equal to (i) a fraction, the numerator of which is the number of ETE Common Units sold and the denominator of which is the number of ETE Common Units originally owned, directly or indirectly, by such member as of the date of the LE GP LLC Agreement, multiplied by (ii) the GP Equity Units originally owned by such member as of the date of the LE GP LLC Agreement. The purchase price for GP Equity Units purchased pursuant to the Purchase Option will be based upon the fair market value of the ETE Common Units during the ten trading days prior to the notice of the Purchase Option.
     Certain members of the ETE General Partner have a put option to require the ETE General Partner to acquire all of their membership interests if (i) with respect to Davis, Warren ceases to own at least 20% of the membership interests of the ETE General Partner, and (ii) with respect to NGP, NGP ceases to own any ETE Common Units.

     Unitholder Rights and Restrictions Agreement. In connection with the ETE Purchase Agreement, we also entered into a Unitholder Rights and Restrictions Agreement, dated as of May 7, 2007 (the “ETE Unitholder Agreement”), between ETE, us, Davis and NGP. Under this agreement, we, Davis and NGP each agree not to transfer ETE Common Units held by the parties as of the date of this agreement for a period of six months from the date of the agreement (the “Initial Restricted Period”), and, with respect to 50% of such ETE Common Units, for twelve months after the date immediately after the end of the Initial Restricted Period; provided, however, parties may (i) sell or otherwise transfer their ETE Common Units to their respective affiliates that agree in writing with ETE to be bound by the terms of this Agreement, (ii) pledge their ETE Common Units as security for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not affiliates of such party, or (iii) sell all or a portion of their ETE Common Units, as a result of any divestiture ordered by, or agreed to with, a Governmental Authority. These restrictions also do not restrict or affect the manner of sale or other disposition of any ETE Common Units in connection with any foreclosure or other disposition after default of a lender or other counterparty in connection with the pledge of such securities for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not affiliates of such party.
     After the Initial Restricted Period, we have certain demand and piggyback registration rights with respect to the ETE Common Units acquired by us.
     The ETE Unitholder Agreement provides that unless (i) we have the prior written consent of ETE or (ii) we are making an offer and sale pursuant to an underwritten offering, we shall not sell, or offer to sell, after the end of the Initial Restricted Period, ETE Common Units on the New York Stock Exchange (“NYSE”) or any other public market upon which the ETE Common Units are then traded, on any trading day in an amount in excess of 10% of the average daily trading volume of the ETE Common Units on the NYSE, or such other market, for the previous ten trading days, or such other amount as may be mutually agreed upon in writing by ETE and us.
     The ETE Unitholder Agreement further provides that from the date of this agreement through the date three years from the date of this agreement, we shall not, and agree to cause our Affiliates not to, directly or indirectly without the prior written consent of the board of directors of the ETE General Partner: (i) in any manner acquire, agree to acquire or make a proposal to acquire any ETE Common Units or other securities or other property of ETE, Energy Transfer Partners, L.P. (“ETP”) or any of their respective affiliates if such acquisition would cause us and our affiliates to collectively own ETE Common Units in excess of 49.9% of the then outstanding ETE Common Units, or (ii) form or join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of ETE, ETP or any of their respective affiliates, other than a “group” consisting of one or more of the members of the general partner of ETE or ETP or us and our affiliates.
     Based on our equity ownership of ETE Common Units and membership interests in the ETE General Partner acquired pursuant to the ETE Purchase Agreement, and the foregoing limitations and other contractual rights under these transaction documents, we will not have any rights to exercise control over ETE or the ETE General Partner.
     Copies of the ETE Purchase Agreement, the LE GP LLC Agreement and the ETE Unitholder Agreement are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 1.01.
     TEPPCO Purchase Agreement and Related Agreements
     TEPPCO Purchase Agreement. On May 7, 2007, we entered into a Securities Purchase Agreement (the “TEPPCO Purchase Agreement”) by and among us, Duncan Family Interests, Inc. (“DFI”) and DFI GP Holdings L.P. (“DFIGP”) pursuant to which (i) DFI contributed to us 4,400,000 common units representing limited partner interests of TEPPCO Partners, L.P. (“TEPPCO”) and (ii) DFIGP contributed to us 100% of the membership interests of Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO (“TEPPCO GP”). DFI and DFIGP are affiliates of EPE Holdings, LLC (our “General Partner”) and indirect subsidiaries of EPCO, Inc., our indirect parent. EPCO, Inc. is controlled by Dan L. Duncan, our Chairman.
     Amendment No. 1 to Partnership Agreement. As consideration for the contributions of the TEPPCO common units and the membership interests in the TEPPCO GP, we issued an aggregate of 14,173,304 Class B Units (“Class B Units”) and 16,000,000 Class C Units (the “Class C Units”) of Enterprise GP Holdings to DFI and DFIGP. The Class B

Units and Class C Units were issued in accordance with an Amendment No. 1 (“Amendment No. 1”) to our First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) adopted by our General Partner in connection with the issuance of these securities in accordance with Section 13.1(g) of the Partnership Agreement.
     The Class B Units (i) entitle the holder to the allocation of Partnership income, gain, loss, deduction and credit to the same extent as such items would be allocated to the holder if the Class B Units were converted and outstanding common units, (ii) entitle the holder to share in our distributions of available cash pursuant to Section 6.3 of our Partnership Agreement on a pro rata basis, and (ii) are non-voting, except that, other than with respect to Class B conversion approval, the Class B Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class B Units is required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class. The Class B Units will be convertible into our units on the date on which holders of a majority of our units (excluding the Class B and Class C units) approve the conversion of the Class B Units into units.
     The Class C Units (i) entitle the holder to the allocation of Partnership income, gain, loss, deduction and credit to the same extent as such items would be allocated to the holder if the Class C Units were converted and outstanding common units; (ii) entitle the holder, to the extent not converted into common units, the right to share in distributions of available cash on and after February 1, 2009, on a pro rata basis with the common units (excluding distributions with respect to any record date prior to February 1, 2009), and (iii) prior to the date on which holders of a majority of our units (excluding the Class B and Class C units) approve the conversion of the Class C Units into units (the “Class C Conversion Approval Date”), are non-voting, except that, other than with respect to Class C Conversion Approval, the Class C Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class C Units in relation to other classes of Partnership Interests (including as a result of a merger or consolidation) or as required by law. After the Class C Conversion Approval Date and prior to conversion of the units, the Class C Units will have such voting rights pursuant to the Partnership Agreement as such Class C Units would have if they were units that were then outstanding and shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class C Units in relation to other classes of Partnership Interests or as required by law. The approval of a majority of the Class C Units is required to approve any matter for which the holders of the Class C Units are entitled to vote as a separate class. The Class C Units will be convertible into our units on February 1, 2009 assuming holders of a majority of our units (excluding the Class B and Class C units) approve the conversion of the Class C Units into units prior to such time.
     Copies of the TEPPCO Purchase Agreement and Amendment No. 1 are filed as Exhibits 10.4 and 3.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 1.01.
     EPE Credit Agreement
     Effective on May 7, 2007, we entered into a Second Amended and Restated Credit Agreement (the “EPE Credit Agreement”), dated as of May 1, 2007, with the Lenders named therein, Citicorp North America, Inc., as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, Citibank, N.A., as Issuing Bank, and The Bank of Nova Scotia, Sun Trust Bank and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents. The EPE Credit Agreement amended and restated our existing credit agreement (the “Existing Facility”). The EPE Credit Agreement provides for a $200.0 million revolving credit facility (the “Revolving Facility”), $1.2 billion of term loans (Debt Bridge) (the “Term Loan (Debt Bridge)”) and $500.0 million of term loans (Equity Bridge) (the “Term Loan (Equity Bridge)”).
     On May 7, 2007, we made initial borrowings of $1.8 billion under the EPE Credit Agreement, $1.2 billion under the Term Loan (Debt Bridge) and $500.0 million under the Term Loan (Equity Bridge) to fund the $1.65 billion cash purchase price for the acquisition of membership interests in the ETE General Partner and common units of ETE, as well as to repay approximately $155 million outstanding under the Existing Facility.
     The Revolving Facility matures on May 6, 2008 and may be used by us in the future to fund working capital and other capital requirements and for general partnership purposes. The Revolving Facility offers the following secured loans, each having different interest requirements: (i) ABR loans (“ABR Loans”), bearing interest at (a) the “Alternative Base Rate” (a rate per annum equal to the greater of (1) the annual interest rate publicly announced by

Citibank, N.A. as its base rate in effect at its principal office in New York, New York (the “Prime Rate”) in effect on such day and (2) the federal funds effective rate in effect on such day plus 0.50%) plus (b) the “Applicable Rate” for ABR Loans noted below; and (ii) Eurodollar loans (“Eurodollar Loans”) bear interest at (A) a “LIBO rate” (a rate per annum equal to the rate per annum appearing at Reuters Reference LIBOR01 page (or on any successor thereto or substitute therefor provided by Reuters, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two business days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such interest period) plus the “Applicable Rate” for Eurodollar Loans noted below.
     The Term Loan (Debt Bridge) matures on May 6, 2008. All borrowings outstanding under the Term Loan (Debt Bridge) will, at our option, be made and maintained as ABR Loans or Eurodollar Loans, or a combination thereof. Any amount repaid under the Term Loan (Debt Bridge) may not be reborrowed.
     The Term Loan (Equity Bridge) matures on May 6, 2008. All borrowings outstanding under the Term Loan (Equity Bridge) will, at our option, be made and maintained as ABR Loans or Eurodollar Loans, or a combination thereof. Any amount repaid under the Term Loan (Equity Bridge) may not be reborrowed.
     The “Applicable Rate” for ABR Loans and Eurodollar Loans under our Revolving Facility, Term Loan (Debt Bridge) and Term Loan (Equity Bridge) is the rate per annum as follows:

Class	ABR Loans	Eurodollar Loans

Revolving credit loans (first 105 days after May 7, 2007)	0.25%	1.75%

Revolving credit loans (106th day after May 7, 2007 through Maturity Date)	0.25%	2.00%

Term Loans (Debt Bridge) (first 105 days after May 7, 2007) and Term Loans (Equity Bridge) (all dates)	0.25%	1.75%

Term Loans (Debt Bridge) (106th day after May 7, 2007 through Maturity Date)	0.25%	2.00%
     Upon receipt by us of net cash proceeds from (i) any issuance of indebtedness and/or equity by us (other than certain permitted indebtedness) or (ii) any asset sale by us (other than sales of assets having an aggregate fair market value not exceeding $25 million during the term of the EPE Credit Agreement), we are required to prepay the outstanding amount of the loans in the full amount of such net cash proceeds. Each such prepayment required to be made will be applied as follows:
•	if such prepayment is required as a result of the issuance of indebtedness, first, to reduce pro rata all Term Loans (Debt Bridge), second, to reduce pro rata all Term Loans (Equity Bridge) and third, to reduce pro rata all Revolving Credit Loans;

•	if such prepayment is required as a result of the issuance of equity, first, to reduce pro rata all Term Loans (Equity Bridge), second, to reduce pro rata all Term Loans (Debt Bridge) and third, to reduce pro rata all Revolving Credit Loans; and

•	if such prepayment is required as a result of an asset sale, first to reduce pro rata all Term Loans (Debt Bridge) and all Term Loans (Equity Bridge), and second, to reduce pro rata all Revolving Credit Loans.
     The EPE Credit Agreement contains other customary covenants, including:
•	a prohibition on incurring debt, subject to permitted exceptions;

•	a restriction on creating liens, subject to permitted exceptions;

•	restrictions on merging and selling assets outside the ordinary course of business;

•	a prohibition against making distributions, purchasing or redeeming capital stock or prepaying indebtedness, subject to permitted exceptions;

•	a restriction on our ability, and our ability to permit Enterprise Products Partners L.P. (“Enterprise Products Partners”) and its general partner, TEPPCO and its general partner, and Enterprise Products Operating L.P. (“EPOLP”), or any of our subsidiaries other than Enterprise Products Partners and its general partner, TEPPCO and its general partner, ETE and the ETE General Partner (a “Subsidiary”), and their subsidiaries, to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement with any person, other than the lenders under the EPE Credit Agreement or restrictions or conditions existing on the date of the EPE Credit Agreement identified to such lenders, which prohibits, restricts or imposes any conditions upon the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any indebtedness owed to us, Enterprise Products Partners and its general partner, TEPPCO and its general partner, EPOLP or a Subsidiary, or (ii) make subordinate loans or advances to or make other investments in us, Enterprise Products Partners and its general partner, TEPPCO and its general partner, EPOLP or any Subsidiary, in each case, other than permitted exceptions; and

•	the maintenance of a leverage ratio for the prior four full fiscal quarters most recently ended of not more than 7.50 to 1.00 (including, if during any period of four fiscal quarters we acquire any person (or any interest in any person) or all or substantially all of the assets of any person, the EBITDA (as defined in the EPE Credit Agreement) attributable to such assets or an amount equal to our percentage of ownership in such person multiplied by the EBITDA of such person, for such period determined on a pro forma basis (which determination, in each case, will be subject to approval of each Administrative Agent, not to be unreasonably withheld) may be included as “Consolidated EBITDA” (as defined in the EPE Credit Agreement) for such period; provided that during the portion of such period that follows such acquisition, the computation in respect of the EBITDA of such person or such assets, as the case may be, will be made on the basis of actual (rather than pro forma) results.
     The EPE Credit Agreement contains customary events of default. If an event of default occurs and is continuing under the credit agreement, the lenders will be able to accelerate the maturity date of amounts borrowed under the credit agreement and exercise other rights and remedies.
     Our obligations under the EPE Credit Agreement and the loans thereunder are secured by substantially all of our assets, including the ETE Common Units owned by us but excluding our membership interests in the ETE General Partner.
     A copy of the EPE Credit Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     Acquisition of Common Units of Energy Transfer Equity, L.P. and 35% Membership Interest in Its General Partner
     On May 7, 2007, we paid approximately $1.65 billion in cash to acquire approximately 34.9% of the membership interests in the ETE General Partner and 38,976,090 ETE Common Units representing approximately 17.6% of the outstanding limited partner interests in ETE. The descriptions of the ETE Purchase Agreement and related documents under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference. Copies of the ETE Purchase Agreement, the LE GP LLC Agreement and the ETE Unitholder Agreement are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are also incorporated by reference into this Item 2.01.
     Acquisition of Common Units of TEPPCO Partners, L.P. and 100% Membership Interest in Its General Partner
     On May 7, 2007, we acquired 4,400,000 TEPPCO common units and 100% of the membership interests of TEPPCO GP from affiliates of our General Partner and indirect subsidiaries of EPCO, Inc. The descriptions of the TEPPCO Purchase Agreement and related documents under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference. Copies of the TEPPCO Purchase Agreement and Amendment No. 1 are filed as

Exhibits 10.4 and 3.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 2.01.
Item 3.02. Unregistered Sales of Equity Securities
     On May 7, 2007, we issued an aggregate of 14,173,304 Class B Units and 16,000,000 Class C Units of Enterprise GP Holdings in a private placement to our affiliates, DFI and DFIGP pursuant to the TEPPCO Purchase Agreement described above under Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02. The Class B Units and Class C Units were issued as consideration for the TEPPCO Common Units and the TEPPCO GP membership interests described under Item 2.01 of this Current Report on Form 8-K. We relied upon the exemption set forth in Section 4(2) under the Securities Act of 1933, as amended, in connection with the private placement of these securities.
Item 3.03. Material Modification to Rights of Security Holders
     On May 7, 2007, we entered into Amendment No. 1 as described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.03. The issuance of the Class B Units and Class C Units pursuant to Amendment No. 1 on May 7, 2007 will have the effect of (i) creating new classes of equity securities that will be entitled to allocations and distributions as designated for these classes of securities, and, (ii) upon conversion approval, granting voting rights to holders of these securities equivalent to holders of our existing units.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) On May 4, 2007, Robert G. Phillips resigned from the Board of Directors of EPE Holdings, LLC, our general partner. Mr. Phillips did not serve on any committees of the Board of Directors, and his resignation was not the result of any disagreement with us or our general partner. Mr. Phillips will continue to serve as a director and President and Chief Executive Officer of Enterprise Products GP, LLC, our wholly-owned subsidiary and the general partner of Enterprise Products Partners L.P.
     (d) On May 4, 2007, the sole member of EPE Holdings, LLC elected Mrs. Randa Duncan Williams to our general partner’s board of directors. Ms. Williams is the daughter of Dan L. Duncan, the Chairman of EPE Holdings, LLC.
     (e) On May 7, 2007, EPCO, Inc. formed EPE Unit III, L.P. (“EPE Unit III”) to serve as an incentive arrangement for certain employees of EPCO through a “profits interest” in EPE Unit III. DFI contributed 4,421,326 Units of EPE as a capital contribution on May 7, 2007, with a fair market value of approximately $170.0 million and was admitted as the Class A limited partner. Certain EPCO employees, including our named executive officers, were issued Class B limited partner interests and admitted as Class B limited partners of EPE Unit III without any capital contribution. As with the awards granted in connection with our initial public offering in 2005 in EPE Unit, L.P., these awards are designed to provide additional long-term incentive compensation for our named executive officers. The profits interest awards (or Class B limited partner interests) in EPE Unit III entitle the holder to participate in the appreciation in value of our Common Units and are subject to forfeiture. The Class B limited partner interests in EPE Unit III held (a) by our named executive officers are as follows: Michael A. Creel, 7.0588% and W. Randall Fowler, 7.0588%, and (b) by the executives serving with Enterprise Products Partners L.P.: Robert G. Phillips, 7.0588%, James H. Lytal, 5.8824% and A.J. Teague, 5.8824%. A copy of the EPE Unit III limited partnership agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K.
     Unless otherwise agreed to by EPCO, DFI and a majority in interest of the Class B limited partners of EPE Unit III, EPE Unit III will terminate at the earlier of May 7, 2012 (five years from the date of the agreement) or a change in control of us or our General Partner. EPE Unit III has the following material terms regarding its quarterly cash distribution to partners:

•	Distributions of Cashflow — Each quarter, 100% of the cash distributions received by EPE Unit III from us will be distributed to the Class A limited partner until DFI has received an amount equal to the Class A preferred return (as defined below), and any remaining distributions received by EPE Unit III will be distributed to the Class B limited partners. The Class A preferred return equals 3.797%, of the Class A limited partner’s capital base. The Class A limited partner’s capital base equals approximately $170.0 million plus any unpaid Class A preferred return from prior periods, less any distributions made by EPE Unit III of proceeds from the sale of our units owned by EPE Unit III (as described below).

•	Liquidating Distributions — Upon liquidation of EPE Unit III, units having a fair market value equal to the Class A limited partner capital base will be distributed to DFI, plus any accrued Class A preferred return for the quarter in which liquidation occurs. Any remaining units will be distributed to the Class B limited partners.

•	Sale Proceeds — If EPE Unit III sells any of the 4,421,326 of our units that it owns, the sale proceeds will be distributed to the Class A limited partner and the Class B limited partners in the same manner as liquidating distributions described above.
     The Class B limited partner interests in EPE Unit III that are owned by EPCO employees are subject to forfeiture if the participating employee’s employment with EPCO and its affiliates is terminated prior to May 7, 2012, with customary exceptions for death, disability and certain retirements. The risk of forfeiture associated with the Class B limited partner interests in EPE Unit III will also lapse upon certain change of control events.
     Since we have an indirect interest in Enterprise Products Partners, Duncan Energy Partners and TEPPCO through our direct or indirect ownership of their respective general partners, EPE Unit III, including its Class B limited partners, may derive some benefit from Enterprise Products Partners’, Duncan Energy Partners’ and TEPPCO’s results of operations. Accordingly, a portion of the fair value of these equity awards will be allocated to Enterprise Products Partners, Duncan Energy Partners and TEPPCO under the EPCO administrative services agreement as a non-cash expense. We, Enterprise Products GP, Enterprise Products Partners, DEP Holdings, Duncan Energy Partners, the TEPPCO GP and TEPPCO will not reimburse EPCO, EPE Unit III or any of their affiliates or partners, through the administrative services agreement or otherwise, for any expenses related to EPE Unit III, including the contribution of 4,421,326 of our common units to EPE Unit III by DFI.
Item 7.01 Regulation FD Disclosure.
     The TEPPCO Purchase Agreement was approved using the Special Approval (as defined under our partnership agreement) process of our Audit, Conflicts and Governance Committee (the “ACG Committee”). In giving its Special Approval to the TEPPCO Purchase Agreement, the ACG Committee reviewed and considered:
•	financial projections based upon the assumption that the transactions contemplated by the TEPPCO Purchase Agreement and the ETE Purchase Agreement did not occur;

•	combined financial projections reflecting the transactions contemplated by the TEPPCO Purchase Agreement and the ETE Purchase Agreement;

•	financial projections reflecting only the transactions contemplated by the TEPPCO Purchase Agreement;

•	analyst reports prepared by third parties regarding TEPPCO;

•	presentations by us to ratings agencies;

•	presentations by us to lenders under the ETE Credit Agreement; and

•	other internal analysis prepared by management regarding the transactions.
     In connection with this review, the ACG Committee noted in these materials:
•	the relative discount for the TEPPCO assets compared to both (i) current trading multiples of many other publicly traded partnerships holding similar general partner interests and (ii) recent transactions involving acquisitions interests in the general partner of, and limited partner interests in, publicly traded partnerships;

•	financial projections showing that the transactions contemplated by the TEPPCO Purchase Agreement appear to be accretive to us on a stand-alone cash flow basis;

•	the attractiveness of the TEPPCO assets for anticipated future growth in distributions; and

•	the enhancement of the equity capitalization of EPE by acquiring these assets in connection with the concurrent acquisition of ETE common units and incurrence of indebtedness under the ETE Credit Agreement.
     Based on these and other considerations, the ACG Committee concluded the TEPPCO Purchase Agreement was in the best interests of the Partnership and fair to the public unitholders of EPE, gave Special Approval to the TEPPCO Purchase Agreement and recommended it to the Board of Directors of our General Partner.
     On May 7, 2007, we issued a press release relating to the transactions contemplated by the ETE Purchase Agreement, the TEPPCO Purchase Agreement and the EPE Credit Agreement. Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     The financial statements required to be disclosed in connection with the acquisition of partnership interests in TEPPCO will be filed for the periods specified in Rule 3-05(b) of Regulation S-X by amendment not later than 71 calendar days after the date that the initial report on this Current Report Form 8-K must be filed.
(b) Pro forma financial information.
     The pro forma financial information required pursuant to Article 11 of Regulation S-X giving effect to the acquisition of partnership interests in TEPPCO will be filed by amendment not later than 71 calendar days after the date that the initial report on this Current Report on Form 8-K must be filed.
(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P., dated as of May 7, 2007.

10.1	Securities Purchase Agreement, dated as of May 7, 2007, by and among Enterprise GP Holdings L.P., Natural Gas Partners VI, L.P., Ray C. Davis, Avatar Holdings, LLC, Avatar Investments, LP, Lon Kile, MHT Properties, Ltd., P. Brian Smith Holdings, LP., and LE GP, LLC.

10.2	Amended and Restated Limited Liability Company Agreement of LE GP, LLC, dated as of May 7, 2007.

10.3	Unitholder Rights and Restrictions Agreement, dated as of May 7, 2007, by and among Energy Transfer Equity, L.P., Enterprise GP Holdings L.P., Natural Gas Partners VI, L.P. and Ray C. Davis.

10.4	Securities Purchase Agreement, dated as of May 7, 2007, by and among Enterprise GP Holdings L.P., DFI GP Holdings L.P. and Duncan Family Interests, Inc.

10.5	Second Amended and Restated Credit Agreement, dated as of May 1, 2007, by and among Enterprise GP Holdings L.P., as Borrower, the Lenders named therein, Citicorp North America, Inc., as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, Citibank, N.A., as Issuing Bank, and The Bank of Nova Scotia, Sun Trust Bank and Mizuho Corporate Bank, Ltd., as Co-Documentation Agent.

10.6	EPE Unit III, L.P. Agreement of Limited Partnership dated May 7, 2007.

99.1	Press Release dated May 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.
By:	EPE Holdings, LLC,
as General Partner

Date: May 10, 2007	By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer of EPE Holdings, LLC

Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Enterprise GP Holdings L.P., dated as of May 7, 2007.

10.1	Securities Purchase Agreement, dated as of May 7, 2007, by and among Enterprise GP Holdings L.P., Natural Gas Partners VI, L.P., Ray C. Davis, Avatar Holdings, LLC, Avatar Investments, LP, Lon Kile, MHT Properties, Ltd., P. Brian Smith Holdings, LP., and LE GP, LLC.

10.2	Amended and Restated Limited Liability Company Agreement of LE GP, LLC, dated as of May 7, 2007.

10.3	Unitholder Rights and Restrictions Agreement, dated as of May 7, 2007, by and among Energy Transfer Equity, L.P., Enterprise GP Holdings L.P., Natural Gas Partners VI, L.P. and Ray C. Davis.

10.4	Securities Purchase Agreement, dated as of May 7, 2007, by and among Enterprise GP Holdings L.P., DFI GP Holdings L.P. and Duncan Family Interests, Inc.

10.5	Second Amended and Restated Credit Agreement, dated as of May 1, 2007, by and among Enterprise GP Holdings L.P., as Borrower, the Lenders named therein, Citicorp North America, Inc., as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, Citibank, N.A., as Issuing Bank, and The Bank of Nova Scotia, Sun Trust Bank and Mizuho Corporate Bank, Ltd., as Co-Documentation Agent.

10.6	EPE Unit III, L.P. Agreement of Limited Partnership dated May 7, 2007.

99.1	Press Release dated May 7, 2007.